Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the TransDigm Group Incorporated 2006 Stock Incentive Plan of our reports dated November 15, 2010, with respect to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting of TransDigm Group Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

May 11, 2011